UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Wall Street

Burlington, MA

(Address of principal executive offices)

01803

(Zip code)

(781) 994-0300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 6, 2017, ArQule, Inc. (the "Company"), Oxford Finance LLC, as collateral agent and a lender (the "Lender"), and any additional lenders that may become parties thereto, entered into a loan and security agreement (the “Loan Agreement”).

Pursuant to the terms of the Loan Agreement, the Lender issued the Company a loan in the principal amount of $15,000,000. The loan will bear interest at the rate equal to (a) the greater of (i) the 30 day U.S. LIBOR rate reported in the Wall Street Journal on the date occurring on the last business day of the month that immediately precedes the month in which the interest will accrue or (ii) 0.65% (b) plus 6.85%. The Company will have interest-only payments for 18 months, followed by an amortization period of 36 months. The maturity date of the loan is July 1, 2021.

Upon the earlier of prepayment or the maturity date, the Company will pay to the Lender a final payment of 6% of the full principal amount of the loan. The Company may elect to prepay all amounts owed prior to the maturity date, provided that a prepayment fee also is paid equal to (i) 3% of the outstanding principal balance if prepayment occurs in months 1-12 following the closing, (ii) 2.0% of the outstanding principal balance in months 13-24 following the closing, and (iii) 1% thereafter.

The Company paid the Lender an upfront facility fee of $75,000.

Pursuant to the terms of the Loan Agreement, the Company is bound by certain affirmative covenants setting forth actions that are required during the term of the Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Company is bound by certain negative covenants setting forth actions that are not permitted to be taken during the term of the Loan Agreement without consent, including, without limitation, incurring certain additional indebtedness, entering into certain mergers, acquisitions or other business combination transactions, or incurring any non-permitted lien or other encumbrance on the Company’s assets.

Upon the occurrence of an event of default under the Loan Agreement (subject to cure periods for certain events of default), all amounts owed by the Company thereunder will begin to bear interest at a rate that is 5% higher than the rate that is otherwise applicable and may be declared immediately due and payable by the Lender. Events of default under the Loan Agreement include, among other things, the following: the occurrence of certain bankruptcy events; the failure to make payments under the Loan Agreement when due; the occurrence of a material adverse change in the business, operations or financial condition of the Company; the rendering of certain types of fines or judgments against the Company; any breach by the Company of any covenant (subject to cure for certain covenants only) made in the Loan Agreement; and the failure of any representation or warranty made by the Company in connection with the Loan Agreement to be correct in all material respects when made.

The Company has granted Lender, a security interest in substantially all of its personal property, rights and assets, other than intellectual property, to secure the payment of all amounts owed to the Lender under the Loan Agreement. The Company has also agreed not to encumber any of its intellectual property without required lenders’ prior written consent.

In connection with entering into the Loan Agreement, the Company issued to the Lender warrants to purchase an aggregate of 354,330 shares of the Company’s common stock (the “Lender Warrants”). The warrants are exercisable immediately, have a per-share exercise price of $1.27 and have a term of ten years.

The foregoing is only a brief description of the Loan Agreement and the Lender Warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Lender Warrants and the Loan Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, in connection with the issuance of the Lender Warrants in connection with the Loan Agreement. The Lender Warrants and the shares of common stock issuable under the Lender Warrants, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.

The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Warrant dated January 6, 2017 issued to Oxford Finance LLC.
4.2	Warrant dated January 6, 2017 issued to Oxford Finance LLC.
10.1	Loan and Security Agreement between and among ArQule, Inc. and Oxford Finance LLC, as Lender, dated January 6, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

January 10, 2017

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Warrant dated January 6, 2017 issued to Oxford Finance LLC.
4.2	Warrant dated January 6, 2017 issued to Oxford Finance LLC.
10.1	Loan and Security Agreement between and among ArQule, Inc. and Oxford Finance LLC, as Lender, dated January 6, 2017.